Exhibit 99.1

FirstEnergy Corp.	For Release: April 27, 2023
76 South Main Street
Akron, Ohio 44308
www.firstenergycorp.com

News Media Contact:	Investor Contact:
Tricia Ingraham	Irene Prezelj
(330) 384-5247	(330) 384-3859

FirstEnergy Announces First Quarter 2023 Financial Results

Reports first quarter 2023 GAAP earnings of $0.51 per share and operating (non-GAAP) earnings of $0.60 per share

Updates full-year GAAP forecast, affirms 2023 operating guidance and provides outlook for the second quarter

Affirms targeted 6-8% long-term annual operating earnings per share growth rate

Akron, Ohio – FirstEnergy Corp. (NYSE: FE) today reported first quarter 2023 GAAP earnings of $292 million, or $0.51 per basic and diluted share, on revenue of $3.2 billion. In the first quarter of 2022, the company reported GAAP earnings of $288 million, or $0.51 per basic share of common stock ($0.50 diluted), on revenue of $3.0 billion. Results for both periods include the special items listed below.

Operating (non-GAAP) earnings* were $0.60 per share in the first quarter of 2023, near the midpoint of the company’s guidance range. Operating (non-GAAP) earnings in the first quarter of 2022 were also $0.60 per share.

Significant earnings drivers in the first quarter of 2023 include the company’s long-term regulated investment strategies, lower operating expenses and higher investment income. These were primarily offset by the impact of mild winter temperatures, which negatively impacted usage by $0.12 per share compared to the first quarter of 2022, and lower pension credits.

“Despite record-high temperatures across our footprint this winter, we’re off to a good start in 2023 as we continue positioning FirstEnergy for greater resiliency and growth by strengthening our financial position, enhancing our operations and optimizing the customer experience,” said John W. Somerhalder II, FirstEnergy board chair, interim president and chief executive officer. “So far this year, we’ve made progress on those goals with numerous regulatory filings, announcing the sale of an additional interest in our FirstEnergy Transmission business and driving for performance excellence in operations. We’re also excited to welcome Brian Tierney as our new president and CEO, effective June 1. Under his leadership, I’m confident FirstEnergy will continue advancing these strategies to create long-term value for our investors, customers, employees and communities.”

FirstEnergy updated its full-year 2023 GAAP earnings forecast to $1,350 million to $1,465 million, or $2.35 to $2.55 per share based on 574 million shares outstanding, and affirmed its operating (non-GAAP) guidance range of $2.44 to $2.64 per share. In addition, the company is providing a guidance range of $230 million to $285 million, or $0.40 to $0.50 per share for the second quarter of 2023, based on 573 million shares outstanding.

The company affirmed its long-term, 6% to 8% targeted annual operating earnings per share growth rate, which is based off the previous year’s operating earnings guidance midpoint.

Segment Results

In the Regulated Distribution business, extremely mild temperatures across the company’s service area drove a $0.12 per share decrease in customer usage compared to the first quarter of 2022. Operating results were also impacted by higher interest expense and lower pension credits, partially offset by higher revenue related to investment programs, stronger weather-adjusted customer demand and lower operating expenses.

Total distribution deliveries decreased 5.3% compared to the first quarter of 2022 due to lower weather-related usage in the residential and commercial sectors and nearly flat industrial sales. Residential and commercial sales decreased 8.4% and 7.1%, respectively, compared to the first quarter of 2022, while sales to industrial customers decreased less than 1%. On a weather-adjusted basis, residential sales increased more than 5%, while commercial deliveries increased 1.5% over the period.

In the Regulated Transmission business, first quarter 2023 operating results benefited from the company’s ongoing Energizing the Future investment program, offset by the impact of the FirstEnergy Transmission 19.9% minority interest sale that closed on May 31, 2022. During the first quarter of 2023, the company made nearly $350 million in regulated transmission investments, a 60% increase compared to the same period of 2022.

In Corporate/Other, first quarter 2023 operating results improved as compared to the first quarter of 2022 due to a higher earnings contribution from the company’s legacy investment in Signal Peak and lower interest expense from holding company debt redemptions during 2022.

Consolidated GAAP Earnings Per Share (EPS) to Operating (Non-GAAP) EPS* Reconciliation
	First Quarter		2023 Estimates
	2023	2022	Full Year
Earnings Attributable to FirstEnergy Corp. (GAAP) - $M	$292	$288	$1,350 - $1,465
Basic EPS (GAAP)	$0.51	$0.51	$2.35 - $2.55
Excluding Special Items*:
Regulatory charges	0.01	0.01	0.01
FE Forward cost to achieve	0.05	—	0.05
Investigation and other related costs	0.03	0.01	0.03
Debt-related costs	—	0.06	—
Strategic transaction costs	—	0.01	—
Total Special Items*	0.09	0.09	0.09
Operating EPS (Non-GAAP)	$0.60	$0.60	$2.44 - $2.64

Per share amounts for the special items above are based on the after-tax effect of each item divided by the number of shares outstanding for the period. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rate ranges from 21% to 29%. Basic EPS (GAAP) and Operating EPS (Non-GAAP) is based on 572 million shares for the First Quarter 2023, 573 million shares for the Second Quarter 2023, 574 million shares for Full Year 2023, and 570 million shares for the First Quarter 2022.

Non-GAAP financial measures
* Operating earnings (loss) excludes “special items” as described below, and is a non-GAAP financial measure. Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure trends useful in evaluating the Company’s ongoing core activities and results of operations or otherwise warrant separate classification. Special items are not necessarily non-recurring. Management cannot estimate on a forward-looking basis the impact of these items in the context of long-term annual operating EPS growth rate projections because these items, which could be significant, are difficult to predict and may be highly variable. Consequently, the Company is unable to reconcile long-term annual operating EPS growth projections to a GAAP measure without unreasonable effort. Management uses Operating earnings (loss) and Operating earnings (loss) per share to evaluate the Company’s performance and manage its operations and frequently references these non-GAAP financial measures in its decision making, using them to facilitate historical and ongoing performance comparisons. Additionally, management uses Operating earnings (loss) per share by segment to further evaluate the Company's performance by segment and references this non-GAAP financial measure in its decision making. Operating earnings (loss) per share and Operating earnings (loss) per share for each segment is calculated by dividing Operating earnings (loss), which excludes special items as discussed herein, for the periods presented by the number of shares outstanding. Basic EPS (GAAP) and Operating EPS (Non-GAAP), as well as Basic EPS (GAAP) and Operating EPS (Non-GAAP) for each segment, are based on 570 million shares for the first quarter 2022, 571 million shares for the full year 2022, 572 million shares for the first quarter 2023, 573 million shares for the second quarter 2023 and 574 million shares for the full year 2023. Management believes that the non-GAAP financial measures of Operating earnings (loss) and Operating earnings (loss) per share, and Operating earnings (loss) per share by segment provide consistent and comparable measures of performance of its businesses on an ongoing basis. Management also believes that such measures are useful to shareholders and other interested parties to understand performance trends and evaluate the Company against its peer group by presenting period-over-period operating results without the effect of certain charges or benefits that may not be consistent or comparable across periods or across the Company’s peer group. Generally, a non-GAAP financial measure is a numerical measure of a company's historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (GAAP). These non-GAAP financial measures are intended to complement, and are not considered as alternatives to, the most directly comparable GAAP financial measures. Also, the non-GAAP financial measures may not be comparable to similarly titled measures used by other entities. Pursuant to the requirements of Regulation G, FirstEnergy has provided, where possible without unreasonable effort, quantitative reconciliations within this presentation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Investor Materials and Teleconference

FirstEnergy’s Strategic and Financial Highlights presentation is posted on the company’s Investor Information website – www.firstenergycorp.com/ir. It can be accessed through the First Quarter 2023 Financial Results link.

The company invites investors, customers and other interested parties to listen to a live webcast of its teleconference for financial analysts and view presentation slides at 10:00 a.m. EDT tomorrow. FirstEnergy management will present an overview of the company’s financial results followed by a question-and-answer session. The teleconference and presentation can be accessed on the website by selecting the First Quarter 2023 Earnings Webcast link. The webcast and presentation will be archived on the website.

FirstEnergy is dedicated to integrity, safety, reliability and operational excellence. Its 10 electric distribution companies form one of the nation's largest investor-owned electric systems, serving customers in Ohio, Pennsylvania, New Jersey, West Virginia, Maryland and New York. The company's transmission subsidiaries operate approximately 24,000 miles of transmission lines that connect the Midwest and Mid-Atlantic regions. Follow FirstEnergy on Twitter @FirstEnergyCorp or online at www.firstenergycorp.com.

Forward-Looking Statements: This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on information currently available to management. Such statements are subject to certain risks and uncertainties and readers are cautioned not to place undue reliance on these forward-looking statements. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "forecast," "target," "will," "intend," “believe,” "project," “estimate," "plan" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the potential liabilities, increased costs and unanticipated developments resulting from government investigations and agreements, including those associated with compliance with or failure to comply with the Deferred Prosecution Agreement entered into July 21, 2021 with the U.S. Attorney’s Office for the Southern District of Ohio; the risks and uncertainties associated with government investigations and audits regarding Ohio House Bill 6, as passed by Ohio’s 133rd General Assembly (“HB 6”) and related matters, including potential adverse impacts on federal or state regulatory matters, including, but not limited to, matters relating to rates; the risks and uncertainties associated with litigation, arbitration, mediation, and similar proceedings, particularly regarding HB 6 related matters, including risks associated with obtaining dismissal of the derivative shareholder lawsuits; changes in national and regional economic conditions, including recession, inflationary pressure, supply chain disruptions, higher energy costs, and workforce impacts, affecting us and/or our customers and those vendors with which we do business; weather conditions, such as temperature variations and severe weather conditions, or other natural disasters affecting future operating results and associated regulatory actions or outcomes in response to such conditions; legislative and regulatory developments, including, but not limited to, matters related to rates, compliance and enforcement activity, cybersecurity, and climate change; the risks associated with cyber-attacks and other disruptions to our, or our vendors’, information technology system, which may compromise our operations, and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information; the ability to accomplish or realize anticipated benefits from our FE Forward initiative and our other strategic and financial goals, including, but not limited to, overcoming current uncertainties and challenges associated with the ongoing government investigations, executing our transmission and distribution investment plans, executing on our rate filing strategy, controlling costs, greenhouse gas reduction goals, improving our credit metrics, growing earnings, strengthening our balance sheet, and satisfying the conditions necessary to close the sale of additional membership interests of FirstEnergy Transmission, LLC; changing market conditions affecting the measurement of certain liabilities and the value of assets held in our pension trusts may negatively impact our forecasted growth rate, results of operations, and may also cause us to make contributions to our pension sooner or in amounts that are larger than currently anticipated; mitigating exposure for remedial activities associated with retired and formerly owned electric generation assets; changes to environmental laws and regulations, including but not limited to those related to climate change; changes in customers’ demand for power, including but not limited to, economic conditions, the impact of climate change or energy efficiency and peak demand reduction mandates; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us, including the increasing number of financial institutions evaluating the impact of climate change on their investment decisions; future actions taken by credit rating agencies that could negatively affect either our access to or terms of financing or our financial condition and liquidity; changes in assumptions regarding factors such as economic conditions within our territories, the reliability of our transmission and distribution system, or the availability of capital or other resources supporting identified transmission and distribution investment opportunities; the potential of non-compliance with debt covenants in our credit facilities; the ability to comply with applicable reliability standards and energy efficiency and peak demand reduction mandates; human capital management challenges, including among other things, attracting and retaining appropriately trained and qualified employees and labor disruptions by our unionized workforce; changes to significant accounting policies; any changes in tax laws or regulations, including, but not limited to, the Inflation Reduction Act of 2022, or adverse tax audit results or rulings; and the risks and other factors discussed from time to time in our Securities and Exchange Commission (“SEC”) filings. Dividends declared from time to time on FirstEnergy Corp.’s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.’s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. These forward-looking statements are also qualified by, and should be read together with, the risk factors included in FirstEnergy Corp.’s filings with the SEC, including, but not limited to, the most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy Corp.’s business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy Corp. expressly disclaims any obligation to update or revise, except as required by law, any forward-looking statements contained herein or in the information incorporated by reference as a result of new information, future events or otherwise. Forward-looking and other statements regarding our climate strategy, including our greenhouse gas emission reduction goals, are not an indication that these statements are necessarily material to investors or required to be disclosed in our filings with the SEC. In addition, historical, current and forward-looking statements regarding climate matters, including greenhouse gas emissions, may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve and assumptions that are subject to change in the future.

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